UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

SCIENTURE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

(Address of Principal Executive Offices)

(866) 468-6535

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2025, Scienture Holdings, Inc. (the “Company”) received a written notice from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5620(a), due to the Company not holding an annual meeting of stockholders in 2024 within one year of the Company’s 2023 fiscal year end. The Company has until February 18, 2025, which is 45 days from the date of the notice, to submit a plan to regain compliance and, if Nasdaq accepts the plan, it may grant up to 180 calendar days from the fiscal year end, or until June 30, 2025, for the Company to regain compliance for continued listing.

The Company intends to hold an annual meeting of shareholders as soon as practicable in order to regain compliance with Nasdaq Listing Rule 5620(a). The Company is in the process of scheduling such meeting and the meeting’s date will be provided on further notice. The Company will also be filing a proxy statement for such meeting with the Securities and Exchange Commission.

The notice has no immediate effect on the listing or trading of the Company’s common stock. The Company believes it will be able to timely regain compliance with Nasdaq’s continued listing requirements. However, there can be no assurance that the Company will be able to regain compliance with Nasdaq Listing Rule 5620(a) or will otherwise be able to maintain compliance with other Nasdaq listing criteria.

Item 7.01. Regulation FD Disclosure.

The Company is furnishing the information in this Item 7.01 of this Current Report on Form 8-K (this “Current Report”) in connection with the disclosure of information about the Company in the form of an investor presentation (the “Presentation”), which the Company intends to present at various meetings with analysts, potential investors, and other interested parties. A copy of the Presentation is attached hereto as Exhibit 99.1, and is incorporated into this Item 7.01 by reference.

The information included in the Presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements the Company has made or may make by press release or otherwise from time to time. The Presentation speaks as of the date of this Current Report. While the Company may elect to update the Presentation in the future to reflect events and circumstances that occur or exist after the date of this Current Report, the Company expressly disclaims any obligation to do so.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

The Presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. As discussed in the second slide of the Presentation entitled “Safe Harbor Statement,” forward-looking statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. These risks are discussed in the Company’s filings with the SEC, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company’s Quarterly Reports on Form 10-Q, and other documents filed or to be filed by the Company from time to time with the SEC, which are and will be available at www.sec.gov.

Item 8.01. Other Events.

The Company filed a Current Report on Form 8-K on October 13, 2023 (the “Original Report”). The information in this Item 8.01 of this Current Report is being reported to correct certain disclosure included in the Original Report and provide additional information regarding the parties to the Supplier Agreement described in the Original Report.

The Original Report stated that Superlatus PD Holding Company (“Superlatus Holding”) was a wholly owned subsidiary of Superlatus, Inc., which at the time of the Original Report was a subsidiary of the Company. Superlatus Holding was the counterparty to the Supplier Agreement described in the Original Report. However, neither Company management nor the Company’s Board of Directors at the time of the Original Report authorized or approved organization of Superlatus Holding or the entry into the Supplier Agreement by Superlatus Holding. Instead, management has determined that certain representatives of a former Company subsidiary likely unilaterally took actions related to the Supplier Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation, dated January 8, 2025.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Surendra Ajjarapu
Surendra Ajjarapu
Chief Executive Officer

Date: January 8, 2025